UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2018

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Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35746	23-2434506
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA   19010

Registrant's telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bryn Mawr Bank Corporation (the "Corporation" or “BMBC”), parent of The Bryn Mawr Trust Company (the "Bank"), hereby announces that director David E. Lees retired from the Board of Directors (“Board”) of the Corporation and the Bank effective January 18, 2018. His retirement was not the result of any disagreement with the Corporation or the Bank regarding operations, policies or practices. The Corporation and the Bank thank Mr. Lees for his many years of service.

Effective January 18, 2018, immediately following Mr. Lees’ retirement, the Board elected Diego F. Calderin as a director of the Corporation and the Bank. Subject to shareholder approval at the Corporation’s 2018 annual meeting, Mr. Calderin will serve in Class III with a term to expire in 2021. While Mr. Calderin’s Board committee membership has not yet been decided, he has substantial experience in the technology and financial services industries which will lend the Board critical skills in key areas affecting our business.

There are no arrangements or understandings between Mr. Calderin and any other person(s), pursuant to which he was appointed as a director, nor any family relationships between Mr. Calderin and any of the directors or executive officers of the Corporation or the Bank. Mr. Calderin is not a party or participant to any material plans, contracts, or arrangements with the Corporation or its subsidiaries, nor does Mr. Calderin have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRYN MAWR BANK CORPORATION

Date:	January 24, 2018	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer